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                                                                   EXHIBIT 99.1


                                                                   COMMON STOCK
                          PROXY - CHECKFREE CORPORATION


     The undersigned stockholder of Checkfree Corporation (the "Company") hereby appoints Peter J. Kight and Mark A. Johnson, or either one of them, as attorneys and proxies with full power of substitution to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company's headquarters, 4411 East Jones Bridge Road, Norcross, Georgia, on Monday, January 27, 1997, and at any adjournment or adjournments thereof as follows:


1. To approve the issuance of common stock, $.01 par value, of the Company (the "Checkfree Common Stock") pursuant to the Agreement and Plan of Merger, dated as of September 15, 1996, as amended (the "Merger Agreement"). Pursuant to the Merger Agreement, Checkfree Acquisition Corporation II, a Delaware corporation ("Acquisition") and a wholly owned subsidiary of the Company, would be merged with and into Intuit Services Corporation, a Delaware corporation ("ISC"), and the sole stockholder of ISC would receive up to 12,600,000 shares of Checkfree Common Stock, as may be adjusted in accordance with the terms of the Merger Agreement, in exchange for its shares of common stock of ISC, as more fully described in the accompanying Proxy Statement.
     [ ] FOR
     [ ] AGAINST
     [ ] ABSTAIN

2. To approve the amendment of the Company's 1995 Stock Option Plan (the "Plan") to increase the number of shares of Checkfree Common Stock issuable upon the exercise of stock options under the Plan from 2,630,700 shares to 5,000,000 shares.
     [ ] FOR
     [ ] AGAINST
     [ ] ABSTAIN

3. To approve the Company's Associate Stock Purchase Plan which authorizes the sale of up to 1,000,000 shares of Checkfree Common Stock to eligible employees.
     [ ] FOR
     [ ] AGAINST
     [ ] ABSTAIN

4. In their discretion to vote upon such other matters as may properly come before the meeting.

                   (Continued and to be signed on other side.)

                          (Continued from other side.)

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

     The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders, dated December 27, 1996 and the Proxy Statement furnished therewith. Any proxy heretofore given to vote said shares hereby is revoked.

     PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.


                               Dated:                                  , 1997
                                     ----------------------------------


                               -------------------------------------------------
                                                  (Signature)

                               -------------------------------------------------
                                                  (Signature)

                               Signature(s) must agree with the name(s) printed on this Proxy. If shares are registered in two names, both stockholders should sign this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS